UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2025

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QCR Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-22208	42-1397595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3551 Seventh Street

Moline, Illinois 61265

(Address of Principal Executive Offices) (Zip Code)

(309) 736-3584

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	QCRH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 22, 2025, Brittany N. Whitfield will serve as Chief Accounting Officer and principal accounting officer of the Company, succeeding Nick W. Anderson, who has been appointed as Chief Financial Officer as previously announced. Ms. Whitfield, age 39, holds both a bachelor’s and master’s degree in accounting from the University of Northern Iowa and holds a Certified Public Accountant license. Ms. Whitfield joined the Company in 2017 as a Senior Internal Auditor. She subsequently served as Financial Reporting Manager and has held the position of Vice President, Financial Reporting Manager for the Company since 2018.

Ms. Whitfield does not have any direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K and does not have any family relationships with any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K. There is no arrangement or understanding between Ms. Whitfield and any other person pursuant to which Ms. Whitfield was selected for her newly-appointed position.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2025, the Company held its Annual Meeting. Of the 16,919,285 shares of common stock issued and outstanding as of the record date for the Annual Meeting, 14,777,662 shares were represented at the Annual Meeting in person or by proxy, constituting 87.34% of the outstanding shares.

Three proposals were presented to the stockholders and the results of voting on each of the matters submitted to a vote during the Annual Meeting are as follows:

1. To elect three (3) Class II directors of the Company:

NOMINEE	FOR	WITHHELD	BROKER N.V.
Brent R. Cobb	12,410,924	203,299	2,163,439
Mark C. Kilmer	12,255,195	359,028	2,163,439
Amy L. Reasner	12,432,126	182,097	2,163,439

2. To approve, in a non-binding, advisory vote, the compensation of certain executive officers, which is referred to as a “say-on-pay” vote:

FOR	AGAINST	ABSTAIN	BROKER N.V.
11,789,770	796,694	27,759	2,163,439

3. To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

FOR	AGAINST	ABSTAIN
14,496,033	247,089	34,540

Item 8.01. Other Events.

As previously announced, Larry J. Helling, a Class II director since 2001, informed the board that he would not seek reelection as a director of the Company at the annual meeting and, accordingly, the board did not re-nominate him for election. Effective May 22, 2025, Mr. Helling additionally resigned from his role as Chief Executive Officer of the Company, with leadership transitioning to Todd A. Gipple, who became Chief Executive Officer in addition to his role as President, and Nick W. Anderson succeeding Mr. Gipple as Chief Financial Officer, all as previously announced.

In addition, and also as previously announced, Donna J. Sorensen, a Class I director since 2009, having attained the age of 75 prior to the date of the 2025 annual meeting, retired at the annual meeting pursuant to the Company’s Bylaws. Mr. Helling’s and Ms. Sorensen’s directorships ended at the annual meeting and the size of the board was reduced from 13 to 11 directors.

On May 21, 2025, the Company declared a cash dividend of $0.06 per share of its common stock. The dividend is payable on July 3, 2025 to stockholders of record on June 18, 2025.

On May 23, 2025, the Company issued a press release regarding the annual meeting results and the announcement of the cash dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated May 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Date: May 23, 2025	By:	/s/ Todd A. Gipple
Todd A. Gipple
President and Chief Executive Officer